UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

SAVVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town & Country, Missouri	63017
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2006, the Compensation Committee of the Board of Directors of SAVVIS, Inc. (“Company”) approved the financial goals under the Company’s bonus plan for fiscal year 2006 (the “Plan”). The Plan encompasses annual cash bonus awards payable to the Registrant’s eligible employees in the Plan, including each of the Company’s named executive officers.

The fiscal 2006 cash bonuses payable to executive officers under the Plan will be based on the Company’s achievement of certain Adjusted EBITDA targets established by the Compensation Committee. Each named executive officer’s target bonus is a percentage of his/her base salary ranging from 55% to 75%, depending on responsibilities. The actual bonus payments under such awards may be less than or greater than the target amounts or not earned, depending on whether, and the extent to which, the financial performance of the Company meets, exceeds or is below its targets. The maximum amount of the actual bonus payments may not exceed 150% of the target bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVVIS, INC.

Date: May 11, 2006	By:	/s/ Jeffrey H. VonDeylen
	Name:	Jeffrey H. VonDeylen
	Title:	Chief Financial Officer